As filed with the Securities and Exchange Commission on October 27, 1999.

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                            One Blue Hill Plaza, 7th Floor                                13-3950283
(state or other                          Pearl River, New York 10965                               (IRS employer
jurisdiction of                                 (914) 623-8553                                     identification
 incorporation        (Address, including zip code, and telephone number, including area code,        number)
or organization)                 of registrant's principal executive offices)

                               ------------------

                Stephen J. Cole-Hatchard, Chief Executive Officer
                      Frontline Communications Corporation
                         One Blue Hill Plaza, 7th Floor
                           Pearl River, New York 10965
                                 (914) 623-8553

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                                   Copies to:

                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                          Telephone No. (212) 885-5000
                          Telecopier No. (212) 885-5001

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum        Proposed Maximum
        Title of each Class of                   Amount to be          Offering Price        Aggregate Offering        Amount of
     Securities to be Registered                  Registered            Per Share(1)              Price(1)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           485,985(2)(3)             $ 4.25               $2,065,436.25           $574.19
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
  issuable upon exercise of warrants              13,625(4)                $11.01               $  150,011.25           $ 41.70
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
  issuable upon exercise of warrants              14,354(4)                $ 5.23               $   75,071.42           $ 20.87
------------------------------------------------------------------------------------------------------------------------------------
               Total                                                                                                    $636.76
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based on the closing price of the common stock as reported on Nasdaq on October 18, 1999.

(2) Includes up to 280,822 additional shares of common stock as may become issuable pursuant to certain repricing provisions.

(3) Pursuant to Rule 416 of the Securities Act, there are also being registered hereunder additional shares as may be issued to the selling shareholders because of any future stock dividends, stock distributions, stock splits or similar capital readjustments.

(4) Pursuant to Rule 416 of Securities Act, there are also being registered additional shares as may become issuable pursuant to the anti-dilution provisions of the warrants.

                             -----------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 513,964 SHARES

                      FRONTLINE COMMUNICATIONS CORPORATION

                                  COMMON STOCK

     This prospectus relates to an offering by certain selling stockholders of an aggregate of up to 205,163 shares of the issued and outstanding common stock of Frontline Communications Corporation. This prospectus also relates to the offering by the selling stockholders of an aggregate of 27,979 shares issuable upon exercise of outstanding warrants and up to 280,822 additional shares which may be issuable upon repricing rights granted to certain of the selling shareholders in connection with Frontline's March 1999, July 1999 and October private placements. All of the shares of common stock covered by this prospectus are being offered for resale by the selling shareholders pursuant to this prospectus.

     The common stock may be offered from time to time by the selling shareholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices and in other ways as described in the "Plan of Distribution." Frontline Communications Corporation will not receive any of the proceeds from the sale of common stock by the selling stockholders.

     The common stock is traded on the Nasdaq SmallCap Market under the symbol "FCCN". On October 18, 1999, the closing sale price of the common stock as reported by Nasdaq was $4.25.

                                ----------------

     An investment in the common stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on Page 5.

                                ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this Prospectus is _____, 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Frontline Communications Corporation with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed a part of this prospectus:

     (1)  Annual  Report on Form 10-KSB for the fiscal year ended  December  31,
          1998;

     (2)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

     (3)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

     (4)  Current Report on Form 8-K/A dated December 24, 1998;

     (5)  Current Report on Form 8-K/A dated January 6, 1999;

     (6)  Current Report on Form 8-K/A dated March 2, 1999; and

     (7) The description of our common stock contained in our Registration Statement on Form 8-A declared effective May 5, 1998, together with any amendment or report filed with the SEC for the purpose of updating the description.

     All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities hereby shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus on the date of filing of the documents. Any statement incorporated in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the registration statement of which it is a part.

     This prospectus incorporates documents by reference with respect to Frontline Communications Corporation that are not presented herein or delivered herewith. These documents are available without charge to any person, including any beneficial owner of our securities, to whom this prospectus is delivered, upon written or oral request to Amy Wagner-Mele, Esq., Frontline Communications Corporation, One Blue Hill Plaza, 6th Floor, Pearl River, New York 10965, telephone: (914) 623-8553.

     Frontline Communications Corporation is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. These reports and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our electronic filings made through the SEC's electronic data gathering, analysis and retrieval system are publicly available through the SEC's worldwide web site (http://www.sec.gov).

                               PROSPECTUS SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors."

                                   The Company

Our Business

     We are an Internet service provider offering Internet access to individual and small business subscribers located in our target markets in the Northeast United States. We provide subscribers with direct access to a wide range of Internet applications and resources, including electronic mail, web site hosting and design, dedicated circuits, e-commerce solutions, access to world wide web sites and regional and local information and data services.

     Since our initial public offering in May 1998, we have increased our subscriber base from approximately 1,400 subscribers to approximately 14,000 customers as of October 15, 1999. Our growth has been achieved primarily through acquisitions of the customer bases of other Internet service providers. We are now focusing our marketing efforts primarily on small business subscribers.

     We also acquired WOWFactor, Inc., which provides e-commerce information and services to women. Approximately 1.2 million women business owners are currently listed in WOWFactor's on-line directory. The WOWFactor web site, development of which is ongoing, is expected to provide comprehensive e-commerce solutions, advanced business searches, on-line requests for proposals and personal search services for women-owned businesses.

     Our wholly owned subsidiary, CLEC Communications Corp., was granted competitive local exchange carrier status by the New York State Public Service Commission in December 1998. Our subsidiary will have the ability to subscribe to and resell all forms of local telephone service in New York. Before our subsidiary can provide such services, it must enter into an interconnection agreement with a local exchange carrier.

     We will seek to build our own network infrastructure, which we believe will reduce our reliance on incumbent local exchange carriers. We believe that our subsidiary's competitive local exchange carrier status, combined with the efficiencies inherent in operating our own telecommunications network, should benefit our customers by reducing costs and providing more predictable Internet connections.

     Our principal executive offices are located at One Blue Hill Plaza, Pearl River, New York 10965, and our telephone number is (914) 623-8553. Our Internet web site is located at www.fcc.net. WOWFactor's web site is located at www.wowfactor.com.

                                  The Offering

Common stock offered...............    513,964  shares,   of  which  27,979  are
                                       issuable upon exercise of warrants owned by the selling stockholders and 280,822 are issuable upon exercise of certain repricing rights given to the selling shareholders.

Common stock outstanding ..........    3,915,762 shares.

Use of Proceeds....................    Assuming that all of the warrants held by
                                       the selling  stockholders  are exercised,
                                       we  will   realize   gross   proceeds  of
                                       approximately $225,082 which will be used
                                       for   working   capital   and   potential
                                       acquisitions. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

Nasdaq SmallCap Market symbol......    FCCN

Risk Factors.......................    You  should   read  the  "Risk   Factors"
                                       section beginning on page 5 and the other cautionary statements in this prospectus to ensure that you understand the risks associated with an investment in our common stock.


              Cautionary Note Regarding Forward-Looking Statements

     This prospectus contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our plans are forward-looking statements. These statements can sometimes be identified by our use of words such as "may," "anticipate," "expect," "intend," "believe," "estimate" or similar expressions. Our expectations in any forward-looking statements may not turn out to be correct. Our actual results could be materially different from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed under "Risk Factors." We have no obligation to update these statements to reflect events and circumstances after the date of this prospectus.

                                  RISK FACTORS

     The shares offered hereby involve a high degree of risk. Each prospective investor should carefully consider the following risk factors before making an investment decision.

We have a history of losses and anticipate that we will continue to incur losses in the future.

     Since our inception we have incurred significant losses. For the years ended December 31, 1997 and 1998 and the six months ended June 30, 1999 our net losses were $2,037,417, $1,744,099 and $2,883,883, respectively. We had an accumulated deficit of $6,727,530 as of June 30, 1999. We expect that our losses will continue as we incur increased operating costs associated with expanding our subscriber base, establishing additional points-of-presence and expanding our product offerings to include e-commerce and web site design. We may not be able to achieve profitability or, if achieved, maintain profitability for any extended period of time.

As an early stage company, we have a limited operating history upon which you can make an investment decision.

     We were organized in February 1997 and are in an early stage of development. Accordingly, we have a limited operating history upon which you can evaluate our performance and future prospects. In considering our prospects, you should realize that, as a new business in a rapidly evolving industry, we may encounter many expenses, delays, problems and difficulties which we lack the experience to identify or quantify at this time.

In order to become profitable, we will need to implement our business plan successfully, including by attracting new subscribers to our Internet access services and increasing the number and efficiency of our points-of-presence.

     The success of our plan of operation depends upon our ability to attract and retain significant numbers of subscribers, consolidate our points-of-presence and establish and equip additional points-of-presence on a timely and cost effective basis. At the same time, we will need to hire and retain skilled management, technical, marketing and other personnel and expand our product and service offerings. We have limited experience in commercializing new Internet products and services. In addition, there is limited information available concerning the potential performance or market acceptance of our points-of-presence or other services. We may not be able to implement our business plan successfully, and we may also encounter unanticipated expenses, problems or technical difficulties which could materially delay the implementation of our business plan.

We plan to change our marketing focus and to offer additional products and services, both of which will place a significant strain on us.

     Historically, we have marketed our Internet services to individual subscribers and the majority of our revenues to date have been generated through individual subscriptions. In electing to expand our target market, we have decided to market our services aggressively to small businesses. We are also in the process of increasing our product offerings. In addition to providing Internet access services, we plan to offer small businesses e-commerce solutions, including commerce-enabled Web sites, document security services and

Internet   payment   services.   We  also   intend  to  become  a  reseller   of
telecommunications services in the near future.

     The expansion of our target markets and product offerings will place significant demands on the time and attention of our senior management and will involve significant financial and other costs, including building necessary network infrastructures, marketing and promoting our new products and services and hiring personnel to provide these new services. We may not be able to enter new markets and offer new services successfully, and we may not be able to undertake these activities while maintaining sufficient levels of customer service to retain our existing subscribers. Any increase in subscriber attrition rate as a result of our shift in business emphasis would have a material adverse effect on us, our reputation and our operations.

We are pursuing a strategy of rapid growth through acquisitions, which may strain our operations and which we may not be able to manage effectively.

     We are pursuing aggressive and rapid growth through the acquisitions of other Internet service providers and companies involved in related Internet-based businesses such as web site design and e-commerce. Our rapid growth has in the past placed, and may continue to place, a significant strain on our business resources. Our growth strategy will create significant demands on the time and attention of our senior management and will involve significant financial and other costs, including identifying and investigating acquisition candidates, negotiating acquisition agreements and integrating the acquired businesses with our existing operations.

     Future acquisitions and the hiring of necessary additional personnel will result in higher capital expenditures and operating expenses for us. Employees and customers of acquired businesses may terminate their relationships with these businesses after we acquire them. We may not be able to successfully consummate any attempted acquisitions or integrate any acquired businesses into our operations.

     Our ability to manage our planned future growth through acquisitions will depend upon our success in:

     o hiring and retaining qualified management, technical and marketing personnel;

     o effectively maintaining high levels of customer service required to retain subscribers while undertaking expansion; and

     o expanding our network infrastructure capacity to service a growing subscriber base.

     If we fail to achieve any of these factors, our business, financial condition, results of operations and the market price of our securities could be materially adversely affected.

We will require a significant amount of capital to carry out our business plan and may need to seek additional financing soon.

     Implementing our current business plan will require significant capital. In the past, we have relied on the issuance of equity securities and borrowings to finance our operations. Our available capital may not be sufficient to permit us to implement our business plan, and our assumptions relating to our business plan may prove to be flawed. If our business plan changes or if our assumptions prove to be inaccurate, we may be forced either to seek additional financing sooner than we currently anticipate or to curtail our expansion activities. Sources of financing may not be available to us on commercially reasonable terms or at all, either of which could have a material adverse effect on our business plan and proposed expansion.

We have no experience consolidating our points-of-presence and cannot predict the effects of consolidation on our operations.

     We currently operate eleven points-of-presence, which are located in New York, New Jersey and Pennsylvania. In an attempt to reduce operating costs and take advantage of economies of scale, we have decided to consolidate our existing points-of-presence into three SuperPOPs which will be located in New York, New Jersey and Pennsylvania and which will cover broader geographic areas.

     The process of consolidating our points-of-presence will be lengthy and will require network installations to complete. We may not be able to consolidate our points-of-presence successfully. The consolidation process may also encounter unforeseen delays and costs. Events such as failure to obtain and install telephone lines and network equipment on a timely and cost-effective basis could materially delay our consolidation plans. Even if we are able to consolidate our points-of-presence, we may not realize savings in operating expenses. We have limited operating experience and have limited financial and other resources to rely on if our initial consolidation efforts fail.

     The results achieved to date by our points-of-presence may not be indicative of the prospects or market acceptance of three larger SuperPOPs serving wider and more geographically dispersed areas. Our points-of-presence are located in the Northeastern United States, making it difficult to predict market reaction to our services outside of the Northeast. In addition, SuperPOPs may not be able to provide the same service to subscribers as our existing points-of-presence. Any disruption to our services and any problems encountered by subscribers as a result of the consolidation could result in increased subscriber attrition, damage our reputation and materially adversely affect our operations and revenues.

We do not have  contracts  with the  supplier  that we rely on for our access to
telecommunications   networks  or  with  the   manufacturers   of  our  hardware
components.

     We depend on one supplier to provide us with Internet access through leased telecommunications lines, but we have not entered into an interconnect agreement with this supplier. If this supplier increases the rates it charges us, it could materially adversely affect our operating margins. If our relationship with this supplier terminates or if we otherwise fail to obtain continuing access to telecommunications networks on a cost-effective and continuous basis, we could be required to significantly curtail or cease our operations. Our operations require our points-of-presence and third-party telecommunications networks to operate on a continuous basis. Any service interruptions or equipment failures with our points-of-presence or third-party telecommunications networks would diminish subscriber confidence and adversely affect our business operations and reputation.

     We also depend on third-party manufacturers of hardware components. We acquire certain components that we use in providing networking services from only one source, including high performance routers manufactured by Cisco Systems, Inc. and remote access servers manufactured by U.S. Robotics, Inc. We have not entered into agreements with any equipment manufacturer, and we purchase equipment components pursuant to purchase orders placed from time to time in the ordinary course of business. If these or other manufacturers fail to deliver quality products to us on a timely basis, if we are not able to develop alternative manufacturing sources when we need them, or if we experience other delays in receiving components, our business would be materially adversely affected, and our ability to expand our operations would be limited.

The Internet services industry is relatively new and evolving, and any significant changes in it may adversely affect us.

     The Internet connectivity services industry is rapidly evolving, with frequent introductions of new services and products, and it is characterized by a high rate of business failures. We cannot predict the rate at which the market for our products and services will grow, how quickly consumer tastes may change or whether new products will result in market saturation. The novelty of the market for Internet access services may adversely affect our ability to retain new subscribers, some of whom may be unfamiliar with the Internet and may be likely to discontinue our services after an initial trial period. Any significant decline in demand for Internet connectivity services, in the computer industry generally or in particular target markets, would have a substantial adverse effect on our business and prospects.

Significant increases in subscriber attrition rates would adversely effect our operating results.

     Subscribers are permitted to discontinue our services without penalty for any reason. From December 1997 through June 30, 1999 the number of subscribers for our services increased from 1,400 to approximately 15,000, which may result in an increase in our subscriber attrition rate. A significant increase in the subscriber attrition rate would have a material adverse effect on our operating results.

Keeping pace with rapidly changing Internet technology may be time-consuming, expensive or impossible for us.

     The market for Internet access is characterized by rapidly changing technology, evolving industry standards and frequent new software and service introductions. Our business is also subject to fundamental changes in the way Internet access services are delivered.

     Currently, Internet services are accessed primarily by computers and are delivered by telephone lines. If the Internet becomes widely accessible by screen-based telephones, television or other consumer electronic devices, or if customer requirements change the way Internet access is provided, we may have to acquire or develop new technology or modify our existing technology to accommodate these developments. Recent technological advances in Internet services include data compression, full-motion video, and integration of video, voice, data and graphics. Attempting to keep our services current with recent technological advances may require substantial time and expense, and we may not be able to adapt our Internet service business to alternate access devices and conduits. We may not be able to identify new product and service opportunities as they arise or develop or bring new products and services to market in a timely manner. To the extent that high-speed Internet access is increasingly delivered by large carriers and cable companies, our business could be materially adversely effected.

We have limited experience in marketing our services and limited marketing and customer support resources.

     Our success depends to a significant degree on our ability to continually replace subscribers who terminate our services and attract and retain new subscribers. We have limited marketing experience and limited marketing, customer support and other resources. Full-scale marketing of our services to individuals and small businesses may require us to rely on third party distribution channels, such as retail stores, catalogs, book publishers and computer hardware and software vendors. We may not be able to develop or maintain relationships with these parties. Our business plan will also require us to expand our customer service and support capabilities in order to satisfy increasing customer demands. We may not be able to successfully expand our customer service or support capabilities, and our marketing efforts may not result in initial or continued acceptance for our Internet access services.

We may not have the financial resources, technical expertise or marketing and support capabilities to withstand intense competition in the Internet services industry.

     The market for Internet access services is intensely competitive, and we expect that competition will intensify in the future. There are no substantial barriers to entry, and this industry is characterized by rapidly increasing numbers of new market entrants and new Internet products and services.

     Our competitors include many large companies that have significantly greater market presence and financial, technical, marketing and other resources than we do, including international, national and regional commercial Internet service providers; established online services companies that currently offer Internet access; computer hardware and software and other technology companies; national long distance carriers; and cable operators. New competitors, including large computer hardware and software, media, cable and telecommunications companies, have also increased their focus on the Internet access market. We also compete with smaller Internet service providers in the Northeast that seek to provide Internet access to individual and small business subscribers.

     Increased competition has resulted and could continue to result in significant price competition, which in turn could result in significant price reductions. In addition, increased competition for new subscribers could result in increased sales and marketing expenses and related subscriber acquisition costs, which could materially adversely affect our operating results. We may not be able to offset the effects of any such price reductions or increased expenses through an increase in the number of our subscribers or higher revenue from enhanced services. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully, and the software, services or technologies developed by others may render our services or technologies obsolete or less marketable.

Our operations require us to use significant resources in expanding and protecting our network infrastructure and computer equipment.

     Our operations depend upon the capacity, reliability and security of our network infrastructure. We have limited network capacity and must continually expand our network infrastructure to accommodate increasing numbers of users and the range of information they may wish to access. Expanding our network infrastructure will continue to demand significant financial, operational and management resources, and we may not be able to expand our network infrastructure to meet potential demand on a timely basis, at a commercially reasonable cost, or at all.

     The success of our operations also depends on our ability to protect our computer equipment against damage from fire, power loss, telecommunications failures and similar events. Our network infrastructure is vulnerable to break-ins and similar disruptions from unauthorized tampering with our computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or interruptions in service to consumers.

We lack effective methods for protecting our proprietary information.

     We have no registered copyrights or patents or patent applications pending. We do not have any proprietary applications software. We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. We employ confidentiality agreements with our employees and license agreements with our customers, but these agreements may not provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such information.

Changes in regulations and legislation may increase our liability, our expenses and competition for our services.

     Recently enacted federal, state and local legislation aimed at limiting the use of the Internet to transmit certain content and materials could result in significant potential liability to Internet service providers for information disseminated through their systems. The adoption or strict enforcement of these or any other future laws or regulations could increase our cost of doing business. The application of existing laws governing issues such as property ownership, libel and personal privacy to the Internet is uncertain. Any new legislation or regulation or the clarification of the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects. Changes in the regulatory environment relating to the Internet connectivity industry, including regulatory changes which directly or indirectly affect telecommunication costs, could increase the likelihood or scope of competition from local and regional telephone companies or others.

If we are unable to attract and retain qualified management and other personnel, our business and operations could suffer.

     Our success depends on the personal efforts of our key personnel. The loss of the services of these individuals could have a material adverse effect on our business and prospects.

     Our success also depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and we may not be able to hire or retain additional qualified personnel.

We are effectively controlled by members of our management, whose interests may not be aligned with yours.

     Members of our management beneficially own a significant number of shares of our common stock. Accordingly, such persons, acting together, are in a position to control us, elect all of our directors, cause an increase in the authorized capital or the dissolution, merger or sale of our assets, and generally direct our affairs.

The market price of our common stock may be highly volatile.

     The market price of our common stock may be highly volatile, as has recently been the case with the securities of other companies, particularly internet companies. Factors such as our operating results, announcements by us or our competitors, introduction of new products or technologies by us or our competitors and various factors affecting the securities industry generally may have a significant impact on the market price of our common stock. Additionally, in recent years the stock market has experienced a high level of price and volume volatility, and market prices for the securities of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

We are subject to a recently commenced legal action.

     In September 1999, the former principal stockholder of WOWFactor, Inc., who also formerly served as our Vice President of Sales and Marketing commenced litigation against us in the United States District Court for the Southern District of New York, seeking damages in the amount of $200,000 as well as delivery of certain options and common stock certificates allegedly owed to her by us pursuant to the terms of her Employment Agreement and the Stock Purchase Agreement relating to the purchase of WOWFactor, Inc. The shares that are the subject of the stock certificate are shares of our common stock allegedly due to her upon converison of shares of series A convertible preferred stock described elsewhere in this Prospectus. We are currently considering the plaintiff's claim for the shares. This litigation is in its early stages and we do not believe that it will have a material impact on our operations.

We could be delisted from the Nasdaq SmallCap Market.

     If, at any time, we become unable to maintain the requirements for continued listing on Nasdaq, our common stock will no longer be traded on Nasdaq and trading in our common stock would thereafter be conducted in the non-Nasdaq over-the-counter market. If the common stock were not listed on Nasdaq and the trading price of the common stock were to fall below $5.00 per share, trading in the common stock would become subject to the Securities and Exchange Commission's penny stock rules. The penny stock rules require additional disclosure by broker-dealers in connection with any trades involving penny stock. The additional burdens imposed upon broker-dealers by such requirements could, if the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of the common stock and the ability of purchasers of the common stock to sell the common stock in the secondary market.

The significant number of outstanding options and warrants could depress the market price of our common shares and could interfere with our ability to raise capital.

     As of the date of this prospectus, there are outstanding options and warrants to purchase an aggregate of approximately 3,474,709 shares of our common stock at exercise prices ranging from $2.00 to $13.85 per share. To the extent that the outstanding options and warrants are exercised, dilution to the percentage of ownership of our shareholders will occur and any sales in the public market of the common shares underlying such options and warrants may adversely affect prevailing market prices for our common shares. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the outstanding options and warrants.

Certain of our suppliers may experience problems with the Year 2000.

     We depend on third party telecommunications and hardware suppliers and upon our access to and the uninterrupted operation of the Internet. Service interruptions or supplier delays may result from year 2000 issues. Our business would be materially adversely effected if there are any interruptions in service resulting from an inability of such third-party systems to recognize the year 2000.

                                 USE OF PROCEEDS

     Assuming that all of the warrants held by selling stockholders are exercised, we will realize proceeds of approximately $225,082. We have agreed to pay certain expenses in connection with this offering, currently expected to be approximately $35,000. Proceeds will be used for working capital and potential acquisitions. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.


                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 25,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, there are 3,915,762 shares of common stock outstanding and ten shares of preferred stock outstanding designated as series A convertible preferred stock.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock issuable upon exercise of warrants held by selling stockholders will be, fully paid and nonassessable.

Preferred Stock

     We are authorized to issue 1,000,000 shares of preferred stock from time to time in one or more series, in all cases ranking senior to the common stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding-up of our company. There are currently ten shares of preferred stock outstanding, designated as series A convertible preferred stock. The Board has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Series A Convertible Preferred Stock

     The shares of series A convertible preferred stock are convertible as of July 15, 1999 into shares of common stock having a market value of $1,000,000 on the date of conversion, up to a maximum of 250,000 shares. The convertibility of the shares of series A convertible preferred stock is currently the subject of a dispute between the Company and the holder thereof. See "Risk Factors".

Public Warrants

     There are currently outstanding public warrants to purchase 1,831,300 shares of our common stock at a price of $4.80 per share at any time until May 13, 2003.

     We may redeem the public warrants at any time commencing June 13, 1999, upon notice of not less than 30 days, at a price of $.10 per public warrant, provided that the closing bid quotation of our common stock on all 20 trading days ending on the third day prior to the day on which we give notice has been at least $7.20 and we obtain written approval of the assignee of the underwriter of our initial public offering to such redemption. The public warrant holders shall have the right to exercise their public warrants until the close of business on the date fixed for redemption.

     The public warrants may be exercised upon surrender of the public warrant certificate during the exercise period at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price to the warrant agent for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of common stock.

     No public warrant will be exercisable unless at the time of exercise we have filed a current registration statement with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of such public warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under state securities laws. We will use our best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the public warrants.

Underwriter's Warrants

     We issued to the underwriter of our initial public offering and its designees warrants to purchase 160,000 shares of Common Stock at an exercise price of $6.60 per share and 160,000 warrants (each to purchase one share of common stock at $7.92 per share) at an exercise price of $.165 per warrant. The underwriter's warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period ending on May 13, 2003.

Private Placement Warrants

     In December 1997, we issued warrants to purchase 300,000 shares of common stock in a private transaction. Each such warrant entitles the holder to purchase one share of common stock at a price of $5.00 per share subject to adjustment in certain circumstances.

Repricing and Anti-Dilution Rights

     In March 1999, July 1999 and October 1999, we issued 158,856 shares, 99,900 shares and 105,263 shares of common stock, respectively, and five-year warrants to purchase an additional 21,662 shares of common stock at $13.85 per share, 13,625 shares of common stock at $11.01 per share, and 14,354 shares of common stock at $5.23 per share, respectively, in private placements for consideration of $2,000,000, $1,000,000 and $500,000, respectively. Each purchaser also received one repricing right per share to receive additional shares of common stock if the market price of our common stock falls to certain price levels. To date, the purchasers exercised repricing rights relating to the March 1999 financing that resulted in our issuing an additional 173,808 shares of Common Stock. We may be required to issue up to an additional 88,964 shares, 111,475 shares and 80,383 shares of common stock to satisfy the repricing rights issued in March 1999, July 1999 and October 1999 described above.

Transfer Agent and Warrant Agent

     The transfer agent and registrar for our common stock and warrant agent for the public warrants is American Securities Transfer & Trust, Inc., Lakewood, Colorado.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information as of October 25, 1999, relating to the selling stockholders. None of the selling stockholders has ever held any position or office with us or had any material relationship with us.

                                            Shares Beneficially Owned                         Shares Beneficially
                                                Prior to Offering                             Owned After Offering
                                            -------------------------                         --------------------
                                                                          Shares Being
Name of Beneficial Owner                      Number        Percent         Offered            Number     Percent
--------------------------------------      ----------    -----------     ------------        --------   ---------
Canadian Advantage Limited Partnership       201,867          5.1%          113,774            88,093       2.2%
Aberdeen Avenue LLC                          201,865          5.1%          113,772            88,093       2.2%
Merchant Bancorp of America                    9,928           *              5,596             4,332        *

------------
*    Less than one percent.

     The number of shares beneficially owned and being offered by the entities in the above table gives effect to (i) the Company's sale in July 1999 of 49,950 shares of common stock and warrants to purchase 5,450 additional shares of common stock to each of Canadian Advantage Limited Partnership and Aberdeen Avenue LLC in exchange for payments of $500,000 each, (ii) the Company's sale in October 1999 of 52,632 shares of common stock and warrants to purchase 5,741 additional shares of common stock to Canadian Advantage Limited Partnership, and 52,631 shares of common stock and warrants to purchase 5,742 additional shares of common stock to Aberdeen Avenue LLC, in exchange for payments of $250,000 each and (iii) the Company's issuance of warrants to purchase 2,725 shares of common stock in July 1999, and warrants to purchase 2,871 shares of common stock in October 1999, to Merchant Bancorp of America. This table does not give effect to any shares of Common Stock that may be issuable upon exercise of certain repricing rights granted to these the entities set forth in items (i) and (ii) and which are offered hereby.


                              PLAN OF DISTRIBUTION

     Sales of the shares may be made from time to time by the selling stockholders. Such sales may be made on the Nasdaq SmallCap Market, in another over-the-counter market, on a national securities exchange, any of which may involve crosses and block transactions, in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act of 1933 or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions:

     o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resale.

     Brokers or dealers may receive compensation in the form of commissions, discounts or concessions from selling stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.
Compensation to be received by broker-dealers retained by the selling stockholders in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a supplement, to any person who purchases any of the shares from or through such dealer or broker.

     During such time as they may be engaged in a distribution of the shares the selling stockholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

     It is possible that a significant number of shares may be sold and, accordingly, such sales or the possibility thereof may have a depressive effect on the market price of our common stock.

                                  LEGAL MATTERS

     Tenzer Greenblatt LLP, New York, New York will pass upon the validity of the common stock.

                                     EXPERTS

     Our financial statements as of December 31, 1998 and for the two years then ended incorporated by reference in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of WOWfactor, Inc. as of December 31, 1997 and for the two years then ended incorporated by reference in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Roxy Systems, Inc. d/b/a Magic Carpet as of December 31, 1997 and for the one year then ended incorporated by reference in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of US Online, Inc. as of December 31, 1996 and 1997 and for the two years then ended incorporated by reference in this prospectus have been included in reliance upon the reports of Joseph J. Repko, CPA given upon his authority as expert in accounting and auditing.

     The financial statements of Webspan, Inc. as of December 31, 1996 and 1997 and for the two years then ended incorporated by reference in this prospectus have been included in reliance upon the reports of Steven H. Mermelstein, CPA, given upon his authority as expert in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

         Frontline Communications Corporation has filed with the SEC, a Registration Statement with respect to the securities offered by this prospectus. This prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, portions of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to Frontline Communications Corporation and this offering, reference is made to the Registration Statement, including exhibits filed therewith, which may be read and copied at the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. You can obtain copies of these materials at prescribed rates from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our electronic filings made through the SEC's electronic data gathering, analysis and retrieval system are publicly available through the SEC's worldwide web site (http://www.sec.gov).

================================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.

                          ----------------------------

                                TABLE OF CONTENTS

                                                                            Page
Incorporation of Certain Documents by Reference ...........................
Prospectus Summary.........................................................
Risk Factors...............................................................
Use of Proceeds............................................................
Description of Capital Stock...............................................
Selling Stockholders.......................................................
Plan of Distribution.......................................................
Legal Matters..............................................................
Experts....................................................................
Where You Can Find Information.............................................

                          ----------------------------





================================================================================


================================================================================





                                 513,964 Shares



                            FRONTLINE COMMUNICATIONS
                                   CORPORATION


                                  Common Stock



                                  -------------

                                   PROSPECTUS

                                  -------------











                         _________________________, 1999




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration .........................................            $   636.76

Printing and engraving costs .............................              2,000.00

Legal fees and expenses ..................................             15,000.00

Accounting fees and expenses .............................             15,000.00

Miscellaneous ............................................            $ 2,363.24
                                                                      ----------

        Total ............................................            $35,000.00
                                                                      ==========


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains the provisions entitling the Registrant's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Registrant. In its Certificate of Incorporation, the Registrant has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Registrant or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law,
(iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Registrant or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as may from time to time be in effect. In addition, the By-Laws require the Registrant to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.  Exhibits

     5    Opinion of Tenzer Greenblatt LLP*

     23.1 Consents of BDO Seidman, LLP

     23.2 Consent of Joseph J. Repko, CPA

     23.3 Consent of Steven H. Mermelstein, CPA

     23.4 Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

     24 Power of Attorney (included in the signature page of this registration statement).

* To be filed by Amendment.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Pearl River, State of New York, on October 26, 1999.


                             FRONTLINE COMMUNICATIONS CORPORATION


                             By: /s/ STEPHEN J. COLE-HATCHARD
                               -------------------------------------------------
                               Stephen J. Cole-Hatchard, Chief Executive Officer

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Stephen J. Cole-Hatchard, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of Frontline Communications Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                    Title                               Date
---------                                    -----                               ----
/s/ Stephen J. Cole-Hatchard   Chief Executive Officer, President and        October 26, 1999
------------------------       Director (Principal Executive Officer)
Stephen J. Cole-Hatchard


/s/ Nicko Feinberg             Chief Information Officer, Executive Vice     October 26, 1999
------------------------       President of Technology and Director
Nicko Feinberg


/s/ Michael Olbermann          Chief Operating Officer, Executive Vice       October 26, 1999
------------------------       President and Director
Michael Olbermann


/s/ Vasan Thatham              Chief Financial Officer and Executive Vice    October 26, 1999
------------------------       President (Principal Accounting Officer)
Vasan Thatham

/s/ Ronald Signore             Director                                      October 26, 1999
------------------------
Ronald Signore

/s/ Ronald Shapss              Director                                      October 27, 1999
------------------------
Ronald Shapss